UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2009

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On April 21, 2009, our Board of Directors selected A. Dwight Utz to succeed Arthur H. Keeney III as our and our bank subsidiary’s President and Chief Executive Officer, effective upon Mr. Keeney’s retirement on July 1, 2009. He also will be appointed as a director of both companies. A copy of our press release dated April 28, 2009, announcing the selection of Mr. Utz is attached as an exhibit to this Report.

Mr. Utz, age 55, currently serves as Executive Vice President/Chief Retail Officer of MidSouth Bancorp, Lafayette, Louisiana, where he has been employed since 2001. Previously, he was employed from 1973 to 1995 by CCNB Bank N.A., Camp Hill, Pennsylvania, where he held senior management positions and last served as Senior Vice President/Regional Market Executive. From 1995 to 2000 he was employed as a corporate Vice President of PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania.

Terms of Mr. Utz’s employment (which is expected to commence on a date to be determined during June 2009) approved by our Board of Directors include:

•	Initial base salary of $245,000, subject to annual review and increase at the discretion of our Board of Directors, but with a guaranteed 6% increase effective January 1, 2010;

•

Grant of a stock award under our Omnibus Equity Plan covering 1,500 shares of our common stock which will be restricted until we no longer are a participant in the U.S. Department of the Treasury’s Capital Purchase Program (the “CPP”);

•	Use of a bank-owned automobile;

•

Until coverage under our group health insurance plan becomes effective, and while he is paying for extended coverage under his current employer’s group plan, monthly payments to Mr. Utz of the amount of expense we otherwise would incur in providing coverage to him under our group plan;

•

Reimbursement for out-of-pocket moving and other relocation expenses actually incurred (including packing, transportation and relocation expenses; temporary living expenses for up to 90 days, and temporary storage expenses for up to 180 days; closing costs on the sale of his current home and purchase of new home; up to six airfares between Louisiana and North Carolina; and up to $20,000 in other relocation expenses); and

•

Eligibility for participation in our Omnibus Equity Plan, annual Management Incentive Plan and any qualified benefit plans we provide from time to time (subject to the terms of those plans and to restrictions imposed by the Emergency Economic Stabilization Act of 2008 as a result of our participation in the CPP) and other benefits we provide to our and the bank’s officers and employees.

The terms described above will be provided for in an Employment Agreement that will be entered into prior to commencement of Mr. Utz’s employment and which will contain other terms and conditions to be negotiated and agreed upon between him and our Board.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: April 28, 2009	By:	/S/ GARY M. ADAMS
Gary M. Adams
Chief Financial Officer